Exhibit 21.1

List of Subsidiaries

Participation of Petróleos Mexicanos in the Capital Stock of Related Companies

Petróleos Mexicanos

Company	% of Participation	Parent

P.M.I. Comercio Internacional, S.A. de C.V. (P.M.I. International Commerce, Inc.)	98.33	Petróleos Mexicanos

P.M.I. Holdings, B.V.	100.00	Petróleos Mexicanos

P.M.I. Holdings Petróleos España, S.L.	100.00	Petróleos Mexicanos

Instalaciones Inmobiliarias para Industrias, S.A. de C.V. (Real Estate Industrial Installations, Inc.)	100.00	Petróleos Mexicanos

III Servicios, S. A. de C. V.	0.02	Petróleos Mexicanos
	99.98	Instalaciones Inmobiliarias para Industrias, S.A. de C.V.

Pemex Procurement International, Inc*.	100.00	Petróleos Mexicanos

Kot Insurance Company AG.	100.00	Petróleos Mexicanos

Pemex-Gas and Basic Petrochemicals

Company	% of Participation	Parent

Mex Gas Internacional, Ltd. (Holding)	100.00	Pemex-Gas and Basic Petrochemicals

MGI Enterprises, Limited.	100.00	Mex Gas Internacional, Ltd.

MGI Trading, Limited.	100.00	Mex Gas Internacional, Ltd.

MGI Supply, Limited.	100.00	Mex Gas Internacional, Ltd.

TAG Pipelines, S. de R.L. de C.V.	84.00	MGI Enterprises, Limited.
	16.00	MGI Supply, Limited.

Pan American Sulphur Co., Ltd.	100.00	Pemex-Gas and Basic Petrochemicals

Pasco International, Ltd. (Holding)	100.00	Pemex-Gas and Basic Petrochemicals

Pasco Terminals, Inc.	100.00	Pasco International, Ltd.

Terrenos para Industrias, S.A. (Land for Industry, Inc.)	100.00	Pemex-Gas and Basic Petrochemicals

*	Previously Integrated Trade Systems, Inc.

Pemex-Exploration and Production

Company	% of Participation	Parent

Cía. Mexicana de Exploraciones, S.A.	60.00	Pemex-Exploration and Production

P.M.I. Marine, Ltd.	100.00	Pemex-Exploration and Production

Pemex USA, Inc.	100.00	P.M.I. Marine, Ltd.

Pemex USAGOM I, Inc.	100.00	Pemex USA, Inc.

P.M.I. Group

Company	% of Participation	Parent

P.M.I. Services B.V.	100.00	P.M.I. Holdings, Petróleos España, S.L.

P.M.I. Services North America Inc.	44.45	P.M.I. Holdings, Petróleos España, S.L.

	55.55	P.M.I. Norteamérica, S.A. de C.V.

Pemex Services Europe, Ltd.	100.00	P.M.I. Holdings, Petróleos España, S.L.

Pemex Internacional España, S.A.	100.00	P.M.I. Holdings, Petróleos España, S.L.

PMI Trading, Ltd.	48.50	Petróleos Mexicanos
	50.50	P.M.I. Holdings, Petróleos España, S.L.
	1.00	P.M.I. Norteamérica, S.A. de C.V.

PMI Holdings North America, Inc.	100.00	P.M.I. Norteamérica, S.A. de C.V.

PMI Norteamérica, S.A. de C.V.	28.30	P.M.I. Holdings, Petróleos España, S.L.
	71.70	P.M.I. Holdings, B.V.

P.M.I. Field Management Resources, S.L.	51.00	P.M.I. Holdings, B. V.
	49.00	P.M.I. Marine, Ltd.

P.M.I. Campos Maduros SANMA, S. de R.L. de C.V.	99.0	P.M.I. Field Management Resources, S.L.
	1.00	P.M.I. Holdings, B. V.

PPQ Cadena Productiva, S.L.	100.00	P.M.I. Holdings, B. V.